                                                                   EXHIBIT 4 (I)


     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF RIGGS CAPITAL II THAT (A) THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED OTHER THAN (1) TO RIGGS CAPITAL II OR ANY AFFILIATE THEREOF, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, OR ANY APPLICABLE JURISDICTION, AND (B) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN
(A) ABOVE. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF RIGGS CAPITAL II THAT IT IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT. THIS SECURITY WILL BE ISSUED, AND MAY BE TRANSFERRED, ONLY IN BLOCKS HAVING A LIQUIDATION AMOUNT OF NOT LESS THAN $100,000. ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS SECURITY IN A BLOCK HAVING A LIQUIDATION AMOUNT OF LESS THAN $100,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH SECURITIES FOR ANY PURPOSE, INCLUDING BUT NOT LIMITED TO THE RECEIPT OF INTEREST ON SUCH SECURITIES, AND SUCH TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH SECURITIES.

     THE HOLDER, BY PURCHASING THIS SECURITY, IS DEEMED TO REPRESENT THAT IT (X) IS NOT ITSELF, AND IS NOT ACQUIRING THE SECURITY WITH THE ASSETS OF, (i) AN "EMPLOYEE BENEFIT PLAN" (WITHIN THE MEANING OF SECTION 3(3) OF ERISA), A "PLAN" (WITHIN THE MEANING OF SECTION 4975(e)(i) OF THE INTERNAL REVENUE CODE), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH AN "EMPLOYEE BENEFIT PLAN" OR "PLAN" AND THE APPLICATION OF THE PLAN ASSET REGULATION OR (ii) A "GOVERNMENTAL PLAN" (WITHIN THE MEANING OF
SECTION 3(32) OF ERISA) OR (Y)(i) IS ITSELF, OR IS ACQUIRING THE SECURITY WITH THE ASSETS OF, AN "INVESTMENT FUND" (WITHIN THE MEANING OF PART V(b) OF U.S. DEPARTMENT OF LABOR PTE 84-14) MANAGED BY A "QUALIFIED PROFESSIONAL ASSET MANAGER" (WITHIN THE MEANING OF PART V (a) OF PTE 84-14) WHICH HAS MADE OR

PROPERLY AUTHORIZED THE DECISION FOR SUCH FUND TO PURCHASE THE SECURITY, UNDER CIRCUMSTANCES SUCH THAT PTE 84-14 IS APPLICABLE TO THE PURCHASE AND HOLDING OF THE SECURITY, (ii) IS AN INSURANCE COMPANY POOLED SEPARATE ACCOUNT PURCHASING SECURITIES PURSUANT TO PART I OF U.S. DEPARTMENT OF LABOR PTE 90-1 OR A BANK COLLECTIVE INVESTMENT FUND PURCHASING PURSUANT TO PART I OF U.S. DEPARTMENT OF LABOR PTE 91-38, AND IN EITHER CASE, NO "PLAN" OR "EMPLOYEE BENEFIT PLAN" NOT PURCHASING PURSUANT TO PTE 84-14 OWNS MORE THAN 10% OF THE ASSETS OF SUCH ACCOUNT OR COLLECTIVE FUND (WHEN AGGREGATED WITH OTHER PLANS OF THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION, (iii) IS AN INSURANCE COMPANY USING THE ASSETS OF THE GENERAL ASSET ACCOUNT OF THE INSURANCE COMPANY TO PURCHASE THE SECURITY PURSUANT TO PART I OF THE U.S. DEPARTMENT OF LABOR PTE 95-60, IN WHICH CASE THE RESERVES AND LIABILITIES FOR THE GENERAL ACCOUNT CONTRACTS HELD BY OR ON BEHALF OF ANY PLAN, TOGETHER WITH ANY OTHER PLANS MAINTAINED BY THE SAME EMPLOYER OR EMPLOYEE ORGANIZATION, DO NOT EXCEED 10% OF THE TOTAL RESERVES AND LIABILITIES OF THE INSURANCE COMPANY GENERAL ACCOUNT (EXCLUSIVE OF SEPARATE ACCOUNT LIABILITIES), PLUS SURPLUS AS SET FORTH IN THE NATIONAL ASSOCIATION OF INSURANCE COMMISSIONERS ANNUAL STATEMENT FILED WITH THE STATE OF DOMICILE OF THE INSURER OR (iv) IS A PLAN ACQUIRING THE SECURITY WITH ASSETS OVER WHICH AN IN-HOUSE ASSET MANAGER (WITHIN THE MEANING OF PART IV(a) OF PTE 96-23) HAS DISCRETIONARY AUTHORITY, UNDER CIRCUMSTANCES SUCH THAT PTE 96-23 IS APPLICABLE TO THE PURCHASE AND HOLDING OF THE SECURITY.

                          RIGGS NATIONAL CORPORATION
           8 7/8% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES,
                         SERIES C, DUE MARCH 15, 2027


No. C-1                                                $206,186,000

  RIGGS NATIONAL CORPORATION, a corporation organized and existing under the laws of Delaware (hereinafter called the "Corporation", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to THE BANK OF NEW YORK as Property Trustee or registered assigns, the principal sum of TWO HUNDRED AND SIX MILLION, ONE HUNDRED AND EIGHTY SIX THOUSAND DOLLARS ($206,186,000) or such other principal amount as may be set forth in the records of the Securities Registrar hereinafter referred to in accordance with the Indenture, plus accrued interest on March 15, 2027 subject to a Maturity Advancement, as defined herein. The Corporation further promises to pay interest on said principal sum from March 12, 1997 or from the most recent date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually (subject to deferral as set forth herein) in arrears on June 30 and December 31 of each year, commencing on June 30, 1997 at the rate of 8 7/8% per annum, until the principal hereof shall have become due and payable, plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 8 7/8% per annum, compounded semi-annually. The amount of interest payable for any period less than a full interest period shall be computed on the basis of twelve 30-day months and a 360-day year. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall have the meaning assigned thereto in the Indenture. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities is registered at the close of business on the Regular Record Date for such interest installment. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

  So long as no Event of Default has occurred and is continuing, the Corporation shall have the right at any time during the term of this Security to defer payment of interest on this Security, at any time or from time to time, for a period not exceeding 10 consecutive semi-annual interest payment periods with respect to each deferral period (each an "Extension Period"), and at the end of which the Corporation shall pay all interest then accrued and unpaid plus interest thereon at the rate of 8 7/8% per annum, compounded semi-annually, to the extent permitted by applicable law ("Additional Interest"); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Security; provided, further, that during any such Extension Period, the Corporation shall not, and shall not permit any Subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including the Series A Subordinated Debentures) that rank pari passu with or junior in right of payment to this Security or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any Subsidiary of the Corporation if such guarantee ranks pari passu with or junior in right of payment to this Security (other than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Common Stock or any class or series of preferred stock of the Corporation under any Rights Plan in the future or the redemption or repurchase of any rights distributed pursuant thereto, (c) payments under the Riggs Capital II Guarantee, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Corporation's benefit plans for its directors, officers or employees that were entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Securities, provided that no Extension Period shall exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the principal of this Security. Upon the termination of any such Extension Period and upon the payment of all interest then accrued and unpaid (together with any Additional Interest) on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Corporation shall give the Property Trustee, the Administrative Trustee and the Trustee notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the date interest on the Securities would have been payable except for the election to begin such Extension Period or (ii) the date the Administrative Trustees are required to give notice to DTC or an applicable self-regulatory organization or to holders of the Preferred Securities as of the record date or the date Distributions on the Preferred Securities are payable, but in any event not less than one Business Day prior to such record date. Subject to the above requirements, there is no limitation on the number of times the Corporation may elect to begin an Extension Period.

  Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Trustee in The City of New York or at the offices of such Paying Agents or Agents as the Corporation may designate from time to time outside the United States, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private indebtedness; provided, however, that at the option of the Corporation payment of interest may be made (i) except in the event that this Security is held in the name of the Property Trustee, by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least 15 days prior to the relevant Interest Payment Date by the Person entitled thereto as specified in the Securities Register.

  The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder hereof by accepting the same,
(a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

  IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

                                        RIGGS NATIONAL CORPORATION


                                        By:  /s/ Linda A. Madrid
                                           ---------------------------------
                                           Linda A. Madrid

Attest: /s/ Timothy C. Coughlin
       -----------------------------
       Timothy C. Coughlin

     This is one of the Securities referred to in the within mentioned
Indenture.


Dated: March 12, 1997

                                    The Bank of New York
                                    as Trustee



                                    By: /s/ Byron Merino
                                       -------------------------------------
                                               Authorized Signatory

          This Security is one of a duly authorized issue of securities of the Corporation designated as its 87/8% Junior Subordinated Deferrable Interest Debentures, Series C, Due March 15, 2027 (herein called the "Securities"), limited in aggregate principal amount to $206,186,000 issued and to be issued under a Junior Subordinated Indenture, dated as of March 12, 1997 (herein called the "Indenture"), between the Corporation and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Corporation and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          All terms used in this Security that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of March 12, 1997, as amended (the "Trust Agreement"), for Riggs Capital II, entered into among Riggs National Corporation, as Depositor, and the Trustees named therein and the Holders from time to time thereunder, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be. In the case of conflict between the Indenture and the Trust Agreement, the meanings assigned in the Indenture shall apply.

          The Corporation may, at its option, on or after March 15, 2007, subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies and subject to the terms and conditions of Article XI of the Indenture, redeem this Security in whole at any time or in part from time to time, at the following Redemption Prices (expressed as percentages of the principal amount), plus, in each case, accrued interest thereon to the date of redemption. If redeemed during the twelve-month period beginning March 15 in the year indicated,


               Date                 Redemption Price
               ----                 ----------------
               2007                     104.438%
               2008                     103.994%
               2009                     103.550%
               2010                     103.106%
               2011                     102.663%
               2012                     102.219%
               2013                     101.775%
               2014                     101.331%
               2015                     100.888%
               2016                     100.444%
               2017 and thereafter      100.000%

   If a Tax Event occurs and is continuing and (i) in the opinion of counsel to the Corporation experienced in such matters, there would in all cases, after effecting the termination of Riggs Capital II and the distribution of the Securities to the holders of the Preferred Securities in exchange therefor upon liquidation of Riggs Capital II, as contemplated by Section 9.2 of the Trust Agreement, be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist, or (ii) the Securities are not held by the Property Trustee, then the Corporation shall have the right (a) to shorten the Stated Maturity of the Securities to the minimum extent required, but in any event to a date not earlier than March 12, 2012 (the action referred to in this clause (a) being referred to herein as a "Maturity Advancement"), such that, in the opinion of counsel to the Corporation experienced in such matters, after effecting an Maturity Advancement, interest paid on the Securities would be deductible for United States federal income tax purposes, or (b) if in the opinion of counsel to the Corporation experienced in such matters, there would in all cases, after effecting a Maturity Advancement be more than an insubstantial risk that an Adverse Tax Consequence would continue to exist, to redeem the Securities, in whole but not in part, at any time within 90 days following the occurrence of the Tax Event at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date.

   If a Capital Treatment Event occurs and is continuing, the Corporation shall have the right to redeem the Securities, in whole but not in part, at any time within 90 days following the occurrence of the Capital Treatment Event at a redemption price equal to the Make-Whole Amount plus accrued and unpaid interest on the Securities to the date fixed for redemption.

   In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

   This Security and the obligations represented hereby are not senior or superior in right of payment to the Series A Subordinated Debentures but rank pari passu therewith.

   The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Corporation with certain conditions set forth in the Indenture.

   The Indenture permits, with certain exceptions as therein provided, the Corporation and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Corporation and of the Holders of the Securities, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities to be affected by such supplemental indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

   As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the Securities at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Corporation (and to the Trustee if given by Holders), provided that, so long as the Securities are held by the Property Trustee, if upon an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities fails to declare the principal of all the Securities to be immediately due and payable, the holders of at least 25% in aggregate Liquidation Amount of the Preferred Securities of Riggs Capital II then outstanding shall have such right by a notice in writing to the Corporation and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article XII of the Indenture.

   No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

   As provided in the Indenture and subject to the limitations therein set forth, the transfer of this Security is registrable in the Securities Register, upon surrender of this Security for registration of transfer at the office or agency of the Corporation maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Corporation and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Corporation may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

   Prior to due presentment of this Security for registration of transfer, the Corporation, the Trustee and any agent of the Corporation or the Trustee shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Corporation, the Trustee nor any such agent shall be affected by notice to the contrary.

   The Securities are issuable only in registered form without coupons in minimum denominations of $100,000 and any integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

   The Corporation and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Security agree that for United States federal, state and local tax purposes it is intended that this Security constitute indebtedness.


   THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.